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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We have issued our report dated 26 July 1996, accompanying the financial statements of Rainford Group plc, prepared in accordance with United Kingdom accounting and auditing standards, contained in the Registration Statement and Prospectus of RELTEC Corporation. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton
GRANT THORNTON
Manchester, United Kingdom
January 13, 1998